POWER OF ATTORNEY

                                                     Exhibit (o) under form N-1A
                                               Exhibit 24 under Item 601/Reg S-K

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Federated Institutional Trust and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities
Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----



/S/ John F. Donahue                 Chairman and Director    September 4, 2001
John F. Donahue                     (Chief Executive Officer)



/S/ J. Christopher Donahue          President and Trustee     September 4, 2001
J. Christopher Donahue



/s/ Richard J. Thomas              Treasurer
Richard J. Thomas                  (Principal Financial and   September 4, 2001
                                   Accounting Officer)


/s/ Thomas G. Bigley                Trustee                  September 4, 2001
Thomas G. Bigley



/s/ John T. Conroy                  Trustee                  September 4, 2001
John T. Conroy, Jr.



/s/ Nicholas P. Constantakis        Trustee                  September 4, 2001
Nicholas P. Constantakis


SIGNATURES                          TITLE                                 DATE


/s/ John F. Cunningham              Trustee                  September 4, 2001
John F. Cunningham



/s/ Lawrence D. Ellis, M.D.         Trustee                  September 4, 2001
Lawrence D. Ellis, M.D.




/s/ Peter E. Madden                 Trustee                  September 4, 2001
Peter E. Madden



/s/ Charles F. Mansfield, Jr.       Trustee                  September 4, 2001
Charles F. Mansfield, Jr.



/s/ John E. Murray, Jr.             Trustee                  September 4, 2001
John E. Murray, Jr.



/s/ Marjorie P. Smuts               Trustee                  September 4, 2001
Marjorie P. Smuts



/s/ John S. Walsh                   Trustee                  September 4, 2001
John S. Walsh




Sworn to and subscribed before me this 4th day of September, 2001




Janice L. Vandenberg